                                                                      EXHIBIT 11

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                         ATTRIBUTABLE TO COMMON STOCKS

                                                                        THREE MONTHS ENDED
                                                                          MARCH 31, 1996
                                                                 ---------------------------------
                                                                                  CLASS     CLASS
                                                                  $1 2/3 PAR        E         H
                                                                     VALUE        COMMON    COMMON
                                                                 COMMON STOCK     STOCK     STOCK
                                                                 -------------    ------    ------
                                                                    (DOLLARS IN MILLIONS EXCEPT
                                                                        PER SHARE AMOUNTS)
Net income attributable to stocks.............................      $734.3       $209.2    $76.0
Dividends on preference stocks................................        20.3           --       --
                                                                    ------       ------    -----
Earnings attributable to common stocks........................       714.0        209.2     76.0
Dividends on common stocks....................................       307.3         72.0     23.4
                                                                    ------       ------    -----
Undistributed earnings attributable to common stocks..........      $406.7       $137.2    $52.6
                                                                    ======       ======    =====
Weighted average shares outstanding (in millions).............       755.2        463.2     97.4
                                                                    ======       ======    =====
Per Share Data
Earnings per share attributable to undistributed earnings on
  common stocks...............................................       $0.54        $0.30    $0.54
Dividends.....................................................        0.40         0.15     0.24
                                                                     -----        -----    -----
                                                                     $0.94        $0.45    $0.78
Earnings per share attributable to common stocks..............       =====        =====    =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

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

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                   ATTRIBUTABLE TO COMMON STOCKS -- CONCLUDED

                                                                     THREE MONTHS ENDED
                                                                       MARCH 31, 1995
                                                             -----------------------------------
                                                                               CLASS      CLASS
                                                              $1 2/3 PAR         E          H
                                                                 VALUE         COMMON     COMMON
                                                             COMMON STOCK      STOCK      STOCK
                                                             -------------     ------     ------
                                                                 (DOLLARS IN MILLIONS EXCEPT
                                                                     PER SHARE AMOUNTS)
Net income before cumulative effect of accounting change
  attributable to stocks....................................    $1,968.3       $122.4     $63.3
Dividends on preference stocks..............................        72.0           --        --
                                                                --------       ------     -----
Earnings attributable to common stocks......................     1,896.3        122.4      63.3
Dividends on common stocks..................................       150.8         34.2      21.6
                                                                --------       ------     -----
Undistributed earnings......................................     1,745.5         88.2      41.7
Adjustments
  Change in earnings attributable to each class of common
     stock related to the assumed exercise of stock
     options*...............................................        (1.7)          --       1.7
  Dividends on assumed common stock transactions............        (0.5)          --      (0.6)
                                                                --------       ------     -----
Adjusted earnings attributable to common stocks.............    $1,743.3       $ 88.2     $42.8
                                                                ========       ======     =====
Weighted average shares outstanding (in millions)...........       752.6        300.0      94.2
Adjustment
  Assumed exercise of dilutive stock options*...............         2.6          --        2.4
                                                                --------       ------     -----
Adjusted weighted average shares outstanding................       755.2        300.0      96.6
                                                                ========       ======     =====
Per Share Data
Earnings per share attributable to undistributed earnings on common stocks before cumulative effect of accounting
  change....................................................       $2.31        $0.29     $0.44
Cumulative effect of accounting change at January 1, 1995...       (0.07)          --        --
Dividends...................................................        0.20         0.13      0.23
                                                                   -----        -----     -----
                                                                   $2.44        $0.42     $0.67
Earnings per share attributable to common stocks............       =====        =====     =====

Note: The difference between fully diluted and primary earnings per share is immaterial.

* The assumed exercise of stock options reflected by these adjustments has no effect on Class E or Class H common stock earnings per share, because to the extent that shares of Class E or Class H common stock deemed to be outstanding would increase, such increased shares would also increase the numerator of the fraction used to determine Available Separate Consolidated Net Income.

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